EXHIBIT 10.104

PROMISSORY NOTE

$ 24,000,000.00	Costa Mesa, California
July 11, 2002

          FOR VALUE RECEIVED, the undersigned, ARV Hillcreek, LLC, a California limited liability company having an address at 245 Fischer Avenue, D-1, Costa Mesa, California 92626 (the “Borrower”), hereby promises to pay to the order of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, having an address at 200 Witmer Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015 (the “Lender”), its successors and assigns as holder of this Note or, if this Note has then been endorsed “to bearer,” to the bearer of this Note (Lender, its said successors and assigns, and any such bearer, being hereinafter sometimes referred to collectively as the “Holder”), at Lender’s said address or at such other place or to such other person as may be designated in writing to Borrower by Lender, the principal sum of Twenty-Four Million and 00/100 Dollars ($24,000,000.00) (the “Loan”), together with interest on the unpaid balance thereof at the rate hereinafter set forth.

          ON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:

          Section 1.  Interest Rate and Payment Dates.

          1.1          Initial Rate and Initial Payment.  Interest shall accrue on the outstanding principal balance hereunder from time to time from and after the date hereof at the rate of seven percent (7%) per annum until the first Rate Adjustment Date (as defined below).  On each successive Rate Adjustment Date, the rate of interest at which interest accrues shall be adjusted to the then applicable Note Rate (as defined in Section 1.4).  Interest for the period beginning on the date of this Note and ending on and including the last day of the month in which this Note is dated shall be payable on the date hereof.  Interest shall be paid in arrears and shall be computed on the basis of a 360-day year and actual number of days elapsed for any whole or partial month in which interest on this Note is being calculated and shall be charged on the principal balance outstanding from time to time.

          1.2          Rate Adjustment Date and Payment Adjustment Dates.  The rate of interest on the outstanding principal balance hereof from time to time shall be adjusted on the following dates (each being a “Rate Adjustment Date”):  the first Rate Adjustment Date shall be August 1, 2002, and subsequent Rate Adjustment Dates shall fall on the first day of each calendar month thereafter.  The first payment adjustment date shall be August 1, 2002, and subsequent payment adjustment dates shall fall on the first day of each calendar month thereafter during the term of the Loan.

          1.3          Default Interest Rate.  If Borrower fails to make any payment of principal, interest or fees on the date on which such payment becomes due and payable (including applicable grace periods) whether at maturity or by acceleration or on any other date, such payment shall accrue interest from the date on which such payment was due (and not the date of the payment default)

until paid at the fluctuating rate (“Default Rate”) which is the lesser of (a) five percent (5%) per annum above the then applicable Note Rate and (b) the maximum rate permitted by applicable law.

          1.4          Note Rate.  The “Note Rate” shall mean three and one-half percent (3.5%) per annum plus the greater of (a) three and one-half percent (3.5%) per annum or (b) the average of London Interbank Offered Rates (“LIBOR”) for a term of one month determined solely by Holder as of each Rate Adjustment Date in the following manner:  on each Rate Adjustment Date, Holder will obtain the one month LIBOR (in U.S. Dollar deposits) from the appropriate Bloomberg display page available as of the close of business announced on the last business day of the month immediately preceding the Rate Adjustment Date; in the event Bloomberg ceases publication or ceases to publish the one month LIBOR, Holder shall select a comparable publication to determine the one month LIBOR and provide notice thereof to Borrower; LIBOR may or may not be the lowest rate based upon the market for U.S. Dollar deposits in the London Interbank Eurodollar Market at which Holder prices loans on the date on which the Note Rate is determined by Holder as set forth above.

          1.5          Note Rate Adjustments.  This Note shall bear interest at the rate set forth above or at the applicable Note Rate until a new Note Rate is determined on each Rate Adjustment Date in accordance with the provisions hereof; provided, however, that, if Holder at any time determines, in the sole but reasonable exercise of its discretion that it has miscalculated the amount of the monthly payment of principal and/or interest (whether because of a miscalculation of the Note Rate or otherwise), Holder shall give notice to Borrower of the corrected amount of such monthly payment (and the corrected amount of the Note Rate, if applicable) and (a) if the corrected amount of such monthly payment represents an increase thereof, Borrower shall, within ten (10) calendar days after the date of such notice, pay to Holder any sums that Borrower would have otherwise been obligated under this Note to pay to Holder had the amount of such monthly payment not been miscalculated or (b) if the corrected amount of such monthly payment represents a decrease thereof, and Borrower is not otherwise in breach or default under any of the terms and provisions of the Note or the Loan Agreement of even date herewith by and between Borrower and Lender (the “Loan Agreement”), Borrower shall, within ten (10) calendar days thereafter be paid the sums that Borrower would not have otherwise been obligated to pay to Holder had the amount of such monthly payment not been miscalculated.

          1.6          LIBOR Unascertainable.  If (a) on any date on which the Note Rate would otherwise be set, Holder shall have determined in good faith (which determination shall be conclusive) that (i) adequate and reasonable means do not exist for ascertaining the one month LIBOR or (ii) a contingency has occurred which materially and adversely affects the London Interbank Eurodollar Market at which Holder prices loans on the date on which the Note Rate is determined by Holder as set forth above, or (b) at any time Holder shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any part of the Loan has been made impracticable or unlawful by compliance by Holder in good faith with any law or guideline or interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law) then, and in any such event, Holder may notify Borrower of such determination.  Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of Holder to charge interest to Borrower at the Note Rate shall be suspended until Holder shall have later notified Borrower of Holder’s determination in good faith (which determination shall be conclusive) that the circumstances giving rise to such previous determination no longer exist.

          1.7          U.S. Treasury Securities.  If Holder notifies Borrower of a determination under subsection 1.6 hereof for purposes of calculating the Note Rate, the one month LIBOR shall automatically be converted to the “Index” of the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board forty-five (45) days prior to the Rate Adjustment Date.

          1.8          Reimbursement for Increased Costs.  If any law or guideline or interpretation or application thereof by any governmental authority charged with the interpretation or administration thereof or compliance with any request or directive of any governmental authority (whether or not having the force of law) now existing or hereafter adopted (a) subjects Holder to any tax or changes the basis of taxation with respect to this Note, the Loan or payments by Borrower of principal, interest or other amounts due from Borrower hereunder or thereunder (except for taxes on the overall net income or overall gross receipts of Holder imposed as a result of a present or former connection between the jurisdiction of the governmental authority imposing such tax on Holder, provided that this exclusion shall not apply to a connection arising solely from Holder having executed, delivered, performed its obligations under, or received a payment under, or enforced, any of the Loan Documents (as defined in Section 8.1.1 below)), or (b) imposes upon Holder any other condition or expense with respect to this Note, the Loan or its making, maintenance or funding of any part of the Loan or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including, without limitation, loss of margin) upon, Holder with respect to the Note, or the making, maintenance or funding of any part of the Loan, by an amount which Holder deems to be material, Holder may from time to time notify Borrower of the amount determined in good faith (using any averaging and attribution methods) by Holder (which determination shall be conclusive) to be necessary to compensate Holder for such increase, reduction or imposition and, if Borrower is by law prohibited from paying any such amount, Holder may elect to declare the unpaid principal balance hereof and all interest accrued thereon immediately due and payable.  Such amount shall be due and payable by Borrower to Holder seven (7) days after such notice is given.

          Section 2.  Payments.  Commencing on September 1, 2002, and continuing on the first day of each calendar month thereafter through and including the first day of October, 2003 (the “Conversion Date”), payments of interest only shall be made taking into account the then effective Note Rate.  Commencing on November 1, 2003, and continuing on the first day of each calendar month thereafter through and including the Maturity Date (defined below), monthly payments of principal and interest shall adjust monthly and shall be made on the first day of each calendar month in such amount, taking into account the then effective Note Rate, as is sufficient to fully amortize the unpaid principal balance of the Note on the date that is twenty-five (25) years after the Conversion Date.

          Section 3.  Application of Payments.  Payments made by Borrower on account hereof shall be applied, first, toward any Late Fees (hereinafter defined) or other fees and charges due hereunder, second, toward payment of any interest due at the Default Rate, third, toward payment of any interest due at the then applicable Note Rate set forth in Section 1.4 above, and fourth, toward payment of principal.  Notwithstanding the foregoing, if any advances made by Holder under the terms of any instruments securing this Note have not been repaid, any payments made may, at the option of Holder, be applied, first, to repay such advances and interest thereon, with the balance, if any, applied as set forth in the preceding sentence.

          Section 4.  Maturity Date.  Anything in this Note to the contrary notwithstanding, the entire unpaid balance of the principal amount hereof and all interest accrued thereon, to and including the Maturity Date (as defined below) (including interest accruing at the Default Rate), and all Late Fees (as defined below) shall, unless sooner paid, and except to the extent that payment thereof is sooner accelerated, be and become due and payable on August 1, 2004 (the “Maturity Date”).  Notwithstanding any other provision contained herein, if repayment of the Loan, whether at maturity or upon acceleration or otherwise, is funded from the proceeds of any refinancing of the Loan, then Borrower shall pay to Lender a prepayment premium equal to one half of one percent (1/2%) of the original principal balance of this Note on the date of such prepayment unless Lender has received a contractually agreed upon sum for the arrangement thereof or has elected not to provide such refinancing or has arranged for such refinancing with HUD, FNMA or FHLMC.

Initial

          Section 5.  Prepayment.

          Prepayment of the Loan in full shall be permitted at any time during the term of the Loan without penalty, upon not less than thirty (30) and not greater than forty (40) days prior written notice to Lender specifying the date on which prepayment is to be made.  Except as provided in Section 35 of the Mortgage, partial prepayments of the Loan shall not be permitted.  Any such prepayment shall be credited, first, toward any Late Fees due hereunder, second, toward payment of any accrued and unpaid interest due hereunder at the Default Rate, third, toward payment of any accrued and unpaid interest due hereunder at the Note Rate, and, fourth, toward payment of principal; provided, however, that if any advances made by Holder under the terms of any instruments securing this Note have not been repaid, any payments made may, at the option of Holder, be applied, first, to repay such advances, and interest thereon, with the balance, if any, applied as set forth in the preceding sentence.  Notwithstanding any other provision contained herein, if prepayment of the Loan is funded from either a payment made pursuant to Section 35 of the Mortgage (as defined below) or the proceeds of any refinancing of the Loan pursuant to which Lender does not receive a contractually agreed upon sum for the arrangement thereof, then prepayment of the Loan in full shall be subject to payment by Borrower to Lender of a prepayment premium equal to one half of one percent (1/2%) of the original principal balance of this Note. unless Lender has elected not to refinance the Loan or such refinancing is provided by HUD, FNMA or FHLMC.

Initial

          Section 6.  Method of Payment.

          Each payment of the Loan Obligations (as defined in the Loan Agreement) shall be paid directly to Holder in lawful tender of the United States of America.  Each such payment shall be paid by 1:00 p.m. Horsham, Pennsylvania, time on the date such payment is due, except if such date is not a Business Day (as defined in the Loan Agreement) such payment shall then be due on the first Business Day after such date.  Any payment received after 1:00 p.m. Horsham, Pennsylvania, time shall be deemed to have been received on the immediately following Business Day.

          Section 7.  Security.

          The debt evidenced by this Note is to be secured by, among other things, (a) a Deed of Trust, Fixture Filing and Security Agreement (the “Mortgage”) of even date herewith by Borrower for the benefit of Lender, and intended to be recorded in the offices of the Orange County and Ventura County, California, covering certain real property which is described in Exhibits “A-1” and “A-2” to the Mortgage, and (b) a Payment and Performance Guaranty of even date herewith (the “Guaranty Agreement”), executed by ARV Assisted Living, Inc., a Delaware corporation (the “Guarantor”), for the benefit of Lender.

          Section 8.  Default.

          8.1          Events of Default.  Anything in this Note to the contrary notwithstanding, on the occurrence of any of the following events (each of which is referred to herein, together with each of the Events of Default defined and described in the Loan Agreement and the Mortgage as an “Event of Default”), Holder may, in the exercise of its sole and absolute discretion, accelerate the debt evidenced by this Note, in which event the entire outstanding principal balance and all interest and fees accrued thereon shall immediately be and become due and payable without further notice:

                         8.1.1          Failure to Pay or Perform.  If (a) Borrower fails in making any payment to Holder of any or all sums due hereunder within ten (10) days after such payment becomes due or on the Maturity Date or (b) there exists an uncured default under any other document or instrument evidencing or securing the Loan (collectively, the “Loan Documents”) which has been executed by Borrower, Guarantor and/or Lessee (as defined in the Loan Agreement), and such default is not cured within the grace or cure period, if any, provided in any of such Loan Documents.

                         8.1.2           Bankruptcy.

                                        (a)          If Borrower, Guarantor or Lessee (i) applies for or consents to the appointment of a receiver, trustee or liquidator of Borrower or Guarantor or Lessee, as the case may be, or of all or a substantial part of its assets, (ii) files a voluntary petition in bankruptcy, or admits in writing its inability to pay its debts as they come due, (iii) makes an assignment for the benefit of creditors, (iv) files a petition or an answer seeking a reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, (v) performs any other act of bankruptcy, or (vi) files an answer admitting the material allegations of a petition filed against Borrower or Guarantor or Lessee in any bankruptcy, reorganization or insolvency proceeding; or

                                        (b)          if (i) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating Borrower or Guarantor or Lessee bankrupt or an insolvent, or approving a receiver, trustee or liquidator of Borrower or Guarantor or Lessee or of all or a substantial part of its assets, or (ii) there otherwise commences with respect to Borrower or Guarantor or Lessee or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or like law or statute, and if such order, judgment, decree or proceeding continues unstayed for any period of sixty (60) consecutive days after the expiration of any stay thereof.

                         8.1.3           Judgments.  If any judgment for the payment of money in excess of $25,000.00 hereafter awarded against Borrower or Guarantor or Lessee by any court of competent jurisdiction remains unsatisfied or otherwise in force and effect for a period of thirty (30) days after the date of such award.

          8.2          No Impairment of Rights.  Nothing in this Section shall be deemed in any way to alter or impair any right which Holder has under this Note or the Mortgage, or any other document or instrument evidencing or securing the Loan (collectively, the “Loan Documents”) or at law or in equity, to accelerate such debt on the occurrence of any other Event of Default provided herein or therein, whether or not relating to this Note.

          8.3          Late Fees.  Without limiting the generality of the foregoing provisions of this Section, if any payment of interest or principal payable under this Note is not made within five (5) calendar days after the date on which such payment becomes due and payable (including applicable grace periods), Borrower shall thereupon automatically become obligated immediately to pay to Holder a late payment charge, for each month during which a payment delinquency exists, equal to the lesser of five percent (5%) of the amount of such payment or the maximum amount permitted by applicable law (“Late Fees”) to defray the expenses incurred by Holder in handling and processing such delinquent payment and to compensate Holder for the loss of use of such delinquent payment.

          Section 8.4  [INTENTIONALLY DELETED]

          Section 9.  Costs of Enforcement.

          Borrower shall pay to Holder on demand the amount of any and all expenses incurred by Holder (a) in enforcing its rights hereunder or under the Mortgage and/or the Loan Documents, (b) as the result of the occurrence of an Event of Default by Borrower in performing its obligations under this Note, including but not limited to the expense of collecting any amount owed hereunder, and of any and all attorneys’ fees incurred by Holder in connection with such default, whether suit be brought or not, and (c) in protecting the security for the Loan and Borrower’s obligations under the Loan Documents.  Such expenses shall be added to the principal amount hereof, shall be secured by the Mortgage and shall accrue interest at the Default Rate.

          Section 10.  Borrower’s Waiver of Certain Rights.

          Borrower and any endorser, guarantor or surety hereby waives the exercise of any and all exemption rights which it holds at law or in equity with respect to the debt evidenced by this Note, and of any and all rights which it holds at law or in equity to require any valuation, appraisal or marshalling, or to have or receive any presentment, protest, demand and notice of dishonor, protest, demand and nonpayment as a condition to Holder’s exercise of any of its rights under this Note or the Loan Documents.

          Section 11.  Extensions.

          The Maturity Date and/or any other date by which any payment is required to be made hereunder may be extended by Holder from time to time in the exercise of its sole discretion, without in any way altering or impairing Borrower’s or Guarantor’s liability hereunder.

          Section 12.  General.

          12.1          Applicable Law.  This Note shall be given effect and construed by application of the laws of the State of California (without regard to the principles thereof governing conflicts of laws), and any action or proceeding arising hereunder, and each of Holder and Borrower submits (and waives all rights to object) to non-exclusive personal jurisdiction in the State of California, for the enforcement of any and all obligations under the Loan Documents except that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the Southern District of California or any successor federal court having original jurisdiction.

          12.2          Headings.  The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

          12.3          Construction.  As used herein, (a) the term “person” means a natural person, a trustee, a corporation, a limited liability company, a partnership and any other form of legal entity, and (b) all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Note.

          12.4          Severability.  No determination by any court, governmental body or otherwise that any provision of this Note or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision or (b) such provision in any circumstance not controlled by such determination.  Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

          12.5          No Waiver.  Holder shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing.  No delay or omission by Holder in exercising any such right (and no allowance by Holder to Borrower of an opportunity to cure a default in performing its obligations hereunder) shall be deemed a waiver of its future exercise.  No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.  Further, acceptance by Holder of all or any portion of any sum payable under, or partial performance of any covenant of, this Note, the Mortgage or any of the other Loan Documents, whether before, on, or after the due date of such payment or performance, shall not be a waiver of Holder’s right either to require prompt and full payment and performance when due of all other sums payable or obligations due thereunder or hereunder or to exercise any of Holder’s rights and remedies hereunder or thereunder.

          12.6          Waiver of Jury Trial; Service of Process; Court Costs.  BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND HOLDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS NOTE AND/OR ANY OF THE OTHER LOAN DOCUMENTS.  IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, UPON CONSULTATION WITH COUNSEL OF BORROWER’S CHOICE, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

          12.7          Offset.  Upon the occurrence of an Event of Default, Holder may set-off against any principal and interest owing hereunder, any and all credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, or held by, or in the possession of, Holder, to the credit of or for the account of Borrower, without notice to or consent of Borrower or Guarantor.

          12.8          Non-Exclusivity of Rights and Remedies.  None of the rights and remedies herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy contained herein or in any of the other Loan Documents and each and every such right and remedy shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary or desirable by Holder.

          12.9          Incorporation by Reference.  All of the agreements, conditions, covenants and provisions contained in each of the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein.  Borrower covenants and agrees to keep and perform, or cause to be kept and performed, all such agreements, conditions, covenants and provisions strictly in accordance with their terms.

          12.10          Joint and Several Liability.  If Borrower consists of more than one person and/or entity, each such person and/or entity agrees that its liability hereunder is joint and several.

          12.11          Business Purpose.  Borrower represents and warrants that the Loan evidenced by this Note is being obtained solely for the purpose of acquiring or carrying on a business, professional or commercial activity and is not for personal, agricultural, family or household purposes.

          12.12          Interest Limitation.  Notwithstanding anything to the contrary contained herein or in the Mortgage or in any other of the Loan Documents, the effective rate of interest on the obligation evidenced by this Note shall not exceed the lawful maximum rate of interest permitted to be paid.  Without limiting the generality of the foregoing, in the event that the interest charged hereunder results in an effective rate of interest higher than that lawfully permitted to be paid, then such charges shall be reduced by the sum sufficient to result in an effective rate of interest permitted and any amount which would exceed the highest lawful rate already received and held by Holder shall be applied to a reduction of principal and not to the payment of interest.  Borrower agrees that for the purpose of determining highest rate permitted by law, any non-principal payment (including, without limitation, Late Fees and other fees) shall be deemed, to the extent permitted by law, to be an expense, fee or premium rather than interest.

          12.13          Modification.  This Note may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of such modification, amendment, discharge or waiver is sought.

          12.14          Time of the Essence.  Time is strictly of the essence of this Note.

          12.15          Negotiable Instrument.  Borrower agrees that this Note shall be deemed a negotiable instrument, even though this Note may not otherwise qualify, under applicable law, absent this paragraph, as a negotiable instrument.

          12.16          Interest Rate After Judgment.  If judgment is entered against Borrower on this Note, the amount of the judgment entered (which may include principal, interest, fees, Late Fees and costs) shall bear interest at the Default Rate, to be determined on the date of the entry of the judgment.

          12.17          Relationship.  Borrower and Holder intend that the relationship between them shall be solely that of creditor and debtor.  Nothing contained in this Note or in any of the other Loan Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and Holder.

          12.18          Waiver of Automatic Stay.  BORROWER HEREBY AGREES THAT, IN CONSIDERATION OF LENDER’S AGREEMENT TO MAKE THE LOAN AND IN RECOGNITION THAT THE FOLLOWING COVENANT IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN, IN THE EVENT THAT  BORROWER SHALL (A) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT

JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER ANY SECTION OR CHAPTER OF TITLE 11 OF THE UNITED STATES CODE, AS AMENDED (THE “BANKRUPTCY CODE”), OR SIMILAR LAW OR STATUTE; (B) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE; (C) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS; (D) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR; OR (E) BE THE SUBJECT OF AN ORDER, JUDGMENT OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST ANY BORROWER FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY OR RELIEF FOR DEBTORS, THEN, TO THE EXTENT PERMITTED BY APPLICABLE LAW AND SUBJECT TO COURT APPROVAL, HOLDER SHALL THEREUPON BE ENTITLED, AND BORROWER HEREBY IRREVOCABLY CONSENTS TO, AND WILL NOT CONTEST, AND AGREES TO STIPULATE TO, RELIEF FROM ANY AUTOMATIC STAY OR OTHER INJUNCTION IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE (INCLUDING, WITHOUT LIMITATION, RELIEF FROM ANY EXCLUSIVE PERIOD SET FORTH IN SECTION 1121 OF THE BANKRUPTCY CODE) OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO HOLDER AS PROVIDED IN THE LOAN DOCUMENTS, AND AS OTHERWISE PROVIDED BY LAW, AND BORROWER HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO OBJECT TO SUCH RELIEF.

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          IN WITNESS WHEREOF, Borrower has executed and sealed this Note or caused it to be executed and sealed on its behalf by its duly authorized representatives, the day and year first above written, and the obligations under this Note shall be binding upon Borrower’s successors and assigns.

WITNESS:			BORROWER:

ARV HILLCREEK, LLC, a California limited liability company

			By:	/s/ ABDO KHOURY	(Seal)

[Print name]				Abdo Khoury
Manager

ACKNOWLEDGED BY GUARANTOR THIS __________ DAY OF JULY, 2002:

ARV ASSISTED LIVING, INC., a Delaware corporation

By:	/s/ ABDO KHOURY	(SEAL)

Abdo Khoury
President